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                                                               Exhibit 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated November 14, 1999, except for Note 1(B), as to which the date is November 19, 1999, relating to the financial statements of Z-Tel Technologies, Inc. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

                                          PricewaterhouseCoopers LLP

Tampa, Florida

November 14, 1999,

except for Note 1(B),

as to which the date is

November 19, 1999